                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

[X]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

     Check the appropriate box:

     [_]  Preliminary Proxy Statement

     [_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [_]  Definitive Additional Materials

     [_]  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                                 PEMSTAR INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     -------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     3) Filing Party:

     -------------------------------------------------------------------------

     4) Date Filed:

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

                                 [PEMSTAR LOGO]

                                  PEMSTAR INC.
                           3535 Technology Drive N.W.
                              Rochester, MN 55901

                       ---------------------------------

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                            TO BE HELD JULY 26, 2001

                       ---------------------------------

TO THE SHAREHOLDERS OF PEMSTAR INC.:

   NOTICE IS HEREBY GIVEN that Pemstar Inc.'s Annual Meeting of Shareholders will be held at 3535 Technology Drive N.W., Rochester, Minnesota on Thursday, July 26, 2001, at 4:00 p.m. Central Standard Time, for the purpose of considering and acting upon:

  (1) The election of three Class I directors for terms expiring in 2004;

  (2) To ratify the selection of Ernst & Young LLP as the independent public accountants for the fiscal year ending March 31, 2002; and

  (3) Such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on June 11, 2001, are the only persons entitled to notice of and to vote at the meeting.

   Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please complete, sign, date and mail the enclosed proxy card as promptly as possible in order to save us further solicitation expense. Enclosed with the proxy card is an envelope addressed to Pemstar Inc. for which no postage is required if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Allen J. Berning


                                          Allen J. Berning
                                          Chief Executive Officer

June 25, 2001

                                  PEMSTAR INC.
                           3535 Technology Drive N.W.
                              Rochester, MN 55901

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 26, 2001

   This Proxy Statement has been prepared on behalf of the Board of Directors of Pemstar Inc. (the "Company") in connection with the solicitation of proxies for our Annual Meeting of Shareholders to be held on July 26, 2001 (the "Annual Meeting"), and at any and all adjournments of the Annual Meeting. The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, are being paid by the Company. In addition, we will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of our common stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of these shares. Officers and other regular employees of the Company who will receive no extra compensation for their services may solicit proxies in person or by telephone or facsimile. This Proxy Statement and the accompanying form of proxy card will be first mailed to shareholders on or about June 25, 2001.

   Shareholders of record on June 11, 2001, are the only persons entitled to vote at the Annual Meeting. As of that date, there were 28,700,325 issued and outstanding shares of our common stock, the only outstanding voting securities of the Company. Each shareholder is entitled to one vote for each share held.

   Shareholders can vote their shares by completing the enclosed proxy card and mailing it to the Company. A shareholder may revoke a proxy at any time prior to its exercise by giving written notice of revocation to an officer of the Company, by filing a new written appointment of a proxy with an officer of the Company or by voting in person at the Annual Meeting. Unless so revoked, properly executed proxies will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of June 13, 2001, certain information with respect to all shareholders known to us to have been beneficial owners of more than five percent of our common stock, and information with respect to our common stock beneficially owned by our directors and executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of June 13, 2001 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Pemstar Inc., 3535 Technology Drive N.W., Rochester, Minnesota 55901.

   Name of Beneficial Owner                                 Number   Percent
   ------------------------                                --------- -------
   5% Shareholder:
   Lehman Brothers Inc. and certain of its affiliates
    (1)................................................... 4,959,903  14.1%
     3 World Financial Center
     New York, New York 10285
   Executive Officers and Directors:
   Allen J. Berning (2)................................... 1,090,550   3.1
   Steve V. Petracca (3)..................................   247,247     *
   Robert R. Murphy (4)...................................   854,478   2.4
   Karl D. Shurson (5)....................................   361,278   1.0
   Hargopal (Paul) Singh (6)..............................   400,070   1.1
   Robert D. Ahmann (7)...................................   420,670   1.2
   Thomas A. Burton (8)...................................     8,445     *
   Bruce M. Jaffe (9).....................................     2,968     *
   Gregory S. Lea.........................................         0     0
   All directors and executive officers as a group (11
    persons) (10)......................................... 3,447,681   9.6

--------
*  Shares represent less than 1% of total shares outstanding.
(1) Shares beneficially owned by Lehman Brothers Inc. include shares held by the following wholly owned subsidiaries of Lehman Brothers Inc.:

                                                                      Number of
      Name                                                             Shares
      ----                                                            ---------
      LB I Group Inc. ("LB I Group")................................. 2,547,084
      Lehman Brothers Venture Capital Partners I, L.P. ("LB VCP")....   366,906
      Lehman Brothers Venture Partners L.P...........................   613,158
      Lehman Brothers VC Partners L.P................................ 1,333,332
      Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P......    87,807
      Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P......     1,620
      Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P......     9,996

  Effective March 15, 2001, LB I Group and LB VCP granted to Pemstar an irrevocable proxy to vote 2,200,000 of the shares of the common stock that they would otherwise be entitled to vote at any meeting of our shareholders, or to give consent in lieu of voting on any matter which is submitted for a vote or consent to our shareholders. The proxy and the powers granted under the proxy are not revocable by the grantors and will remain in effect until automatically terminated when the grantors and their affiliates cease to own on a collective basis 10% or more of our common stock. The proxy will also terminate with respect to any shares that are transferred by the grantors to any person that is not affiliated with the grantors. As a result of this proxy, Lehman Brothers has voting power with respect to approximately 7.8% of our common stock.
(2) The shares of common stock included in this table include 739,400 shares held jointly by Mr. Berning and his spouse, 124,450 shares that can be acquired upon the exercise of outstanding options and 200 shares owned by Mr. Berning's spouse. Mr. Berning disclaims beneficial ownership of the 200 shares owned by his spouse.
(3) The shares of common stock included in this table include 173,670 shares that can be acquired upon the exercise of outstanding options.
(4) The shares of common stock included in this table include 677,000 shares held jointly by Mr. Murphy and his spouse and 143,670 shares that can be acquired upon the exercise of outstanding options.
(5) The shares of common stock included in this table include 211,008 shares held jointly by Mr. Shurson and his spouse and 150,270 shares that can be acquired upon the exercise of outstanding options.
(6) Includes 75,000 shares held by Mr. Singh's spouse and 8,670 shares that can be acquired upon the exercise of outstanding options.
(7) The shares of common stock included in this table include 149,670 shares that can be acquired upon the exercise of outstanding options.
(8) Includes 2,445 shares that can be acquired upon the exercise of outstanding options.
(9) Includes 2,168 shares that can be acquired upon the exercise of outstanding option.
(10) See Notes (2) through (9). Includes an aggregate of 771,588 shares issuable upon the exercise of currently exercisable options held by our executive officers and directors.

                             ELECTION OF DIRECTORS

   The number of directors currently serving on our Board of Directors is nine. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. Robert D. Ahmann, Bruce M. Jaffe and Karl D. Shurson are the directors currently in Class I whose terms expire at the Annual Meeting. Gary L. Lingbeck, another Class I director, resigned as a director in connection with his retirement as an employee of Pemstar. The Board of Directors has nominated Messrs. Ahmann, Jaffe and Shurson for election to the Board at the Annual Meeting for terms expiring at the annual shareholders' meeting in 2004. Two of the Company's other directors, David. L. Sippel and William B. Leary, also resigned as directors in connection with their retirement as employees of Pemstar. These retirements created two vacancies on our Board of Directors. The Board of Directors elected Gregory S. Lea to the Board of Directors as a Class III director whose term will expire at the annual shareholders' meeting in 2003. We intend to fill the remaining vacancy on the Board of Directors prior to completion of fiscal 2002.

   The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Ahman, Jaffe and Shurson. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. In the unlikely event that the nominees are not candidates for election at the Annual Meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

   Information regarding the nominees to the Board of Directors and the other incumbent directors is set forth below.

   Name                  Age Nominee or Continuing Director and Term
   ----                  --- ---------------------------------------
   Allen J. Berning       46 Director, with term expiring in 2003
   Steve V. Petracca      45 Director, with term expiring in 2003
   Gregory S. Lea         48 Director, with term expiring in 2003
   Robert R. Murphy       57 Director, with term expiring in 2002
   Hargopal (Paul) Singh  51 Director, with term expiring in 2002
   Thomas A. Burton       66 Director, with term expiring in 2002
   Karl D. Shurson        61 Director and nominee, with term expiring in 2004
   Robert D. Ahmann       45 Director and nominee, with term expiring in 2004
   Bruce M. Jaffe         57 Director and nominee, with term expiring in 2004

   Allen J. Berning has served as our Chief Executive Officer, director and Chairman of our Board since the founding of Pemstar in 1994. Prior to founding Pemstar, Mr. Berning was employed by IBM for fifteen years, where he held several engineering and management positions in process engineering, manufacturing, cost engineering and resource planning, including most recently as Operations Manager for IBM's Rochester Storage Systems facility. Mr. Berning received a B.S.I.E. and an M.B.A. from St. Cloud State University. He is currently serving as board member and past chair of the Greater Rochester Area University Center. In 1999, Mr. Berning received the national Ernst & Young Entrepreneur of the Year Award.

   Steve V. Petracca has served as our Executive Vice President--Business Development and as a director since joining Pemstar in 1999. From 1998 to 1999, Mr. Petracca served as the Executive Vice President and General Manager of Quadrus Manufacturing, a division of Bell Microproducts. From 1988 to 1997,
Mr. Petracca served as the Chief Executive Officer and President of Reply Corporation, a venture backed computer start-up company that he founded, and after acquisition of Reply Corporation by Radius Inc. in 1997, as its Senior Vice President of engineering and operations until 1998. Prior to founding Reply Corporation, Mr. Petracca worked in various positions with IBM. Mr. Petracca holds a B.A. from the University of Colorado and an M.B.A. from Nova University.

   Gregory S. Lea has served as a director of Pemstar since April 2001. Since 1993, Mr. Lea has served as a corporate Vice President for Jostens Corporation, a commemorative and affiliation products manufacturer, serving most recently as corporate Vice President--Business Ventures. From 1993 to 1999, Mr. Lea held two other corporate vice presidency positions at Jostens Corporation. From 1974 to 1993, Mr. Lea was employed by IBM Corporation, where he held several management and administrative positions. From 1981 to 1993, Mr. Lea was President and a member of the Board of Directors of the Ability Building Center, Inc. Mr. Lea holds a B.S. in accounting/business management from Minnesota State University, Mankato.

   Robert R. Murphy has served as Executive Vice President--Corporate Operations since 2000 and as Treasurer and a director since 1994. Prior to serving as our Executive Vice President--Corporate Operations, Mr. Murphy served as our Chief Financial Officer from 1994 to 2000. From June 1962 to 1994, Mr. Murphy was employed by IBM, where he held several engineering and management positions, including most recently as manager of magnetic head development and production. Mr. Murphy holds a B.S. degree in Mathematics from Winona State University.

   Hargopal (Paul) Singh has served as our Executive Vice President-- International Operations and Wireless Communications since 1999 and as a director since 1998. Mr. Singh has been employed by us since 1995 and also serves as President of our Chinese and Mexican subsidiaries. From 1994 to 1995, Mr. Singh was employed by Microsoft as a Director of Business Planning, Tools and Technology in Microsoft's product support services division. From 1979 to 1994, Mr. Singh was employed by IBM in various technical and management positions, including plant manager for printed circuit board assembly and test. Mr. Singh holds a B.E. in Mechanical Engineering from Osmania University in India and an M.S. in Engineering Management from Oklahoma State University.

   Thomas A. Burton has served as a director since 1994. Mr. Burton has been an independent consultant since 1995. Prior to joining Pemstar, Mr. Burton was President and Chief Executive Officer of Waters Instruments Inc., a diversified manufacturer of medical and agricultural products and a contract manufacturer for the computing and telecommunications industries, from 1960 to 1990. From 1992 to 1997, Mr. Burton was appointed to serve on the Minnesota Public Utilities Commission which regulates the electric gas and telephone industries in Minnesota.

   Karl D. Shurson has served as our Executive Vice President--Operations and Quality since 1998 and as a director since 1994. Mr. Shurson has also served as our Corporate Manager of Human Resources since 1994 and as the site executive for our Bangkok, Thailand operations since 1998. From 1962 to 1994, Mr. Shurson was employed by IBM where he held several technical and management positions, including most recently as production facility manager for storage products at IBM's Rochester, Minnesota facility.

   Robert D. Ahmann has served as our Executive Vice President--Manufacturing Systems and a director since August 1999. Mr. Ahmann has worked for us in various capacities since 1994. From 1977 to 1994, Mr. Ahmann was employed by IBM where he held several engineering and management positions, including most recently as manager of test and process engineering for storage products. Mr. Ahmann holds a B.S.E.E. from North Dakota State University and a M.S.E.E. from the University of Minnesota.

   Bruce M. Jaffe has served as a director of Pemstar since 2000. Mr. Jaffe, currently a private investor, was Senior Vice President and Chief Financial Officer of Bell Microproducts Inc., a distributor of storage and computer products from 1997 to 1999. From 1967 to 1996, Mr. Jaffe was employed by Bell Industries Inc., a distributor of electronic components, where he held several management positions, most recently as President, Chief Operating Officer and a member of the Board of Directors. From 1965 to 1967, Mr. Jaffe was employed as an accountant by Price Waterhouse. Mr. Jaffe holds a B.S. in Business from the University of Southern California and is a certified public accountant. Mr. Jaffe currently serves on the Board of Directors of Metron Technology, a supplier of equipment, materials and outsourcing services to the semi-conductor industry and the Board of Advisors for the University of Southern California School of Business.

Meetings and Committees of the Board of Directors

   During the fiscal year ended March 31, 2001, the Board of Directors held four meetings and acted five times by written action. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served. The Board of Directors has an Audit Committee and an Executive Compensation Committee.

   The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants and our internal accounting and legal controls. The Audit Committee is composed of Messrs. Burton, Jaffe and Lea. During fiscal 2001, the Audit Committee held four meetings.

   The Executive Compensation Committee determines the compensation for our executive officers and establishes our compensation policies and practices. The Executive Compensation Committee is composed of Messrs. Burton, Jaffe, Murphy and Shurson. During fiscal 2001, the Executive Compensation Committee held three meetings.

Compensation of Directors

   We pay our non-employee board members $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting. We also reimburse our non-employee directors for reasonable expenses incurred in serving as a director. All of our non-employee directors are entitled to participate in our stock option plans. The number of options granted to our non-employee directors is determined by our Options Committee on an annual basis. In fiscal 2001, each of our non-employee directors, Thomas A. Burton, Bruce M. Jaffe and Gregory S. Lea, were awarded options to purchase 4,250 shares, 6,375 shares and 3,000 shares, respectively, of common stock under our 2000 Stock Option Plan.

                             EXECUTIVE COMPENSATION

Compensation and Committee Report on Executive Compensation

 Compensation Overview

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and establishing overall compensation programs to ensure Pemstar's ability to attract, retain and motivate qualified executives and directors on a worldwide basis. Pemstar's executive compensation programs include base salary, short-term incentive compensation and incentive stock option awards. The Committee currently consists of two non-employee directors and two employee directors, all of whom are appointed by the Board of Directors. The Committee reviews and approves the base salary, short term incentive compensation and incentive stock option award programs for Pemstar's Chief Executive Officer and other executive officers. The Committee has the authority to change Pemstar's compensation programs at any time. From time to time, the Committee may hire experienced outside consultants to analyze and review Pemstar's compensation programs to confirm that the compensation programs meet the Committee's stated objectives.

   Pemstar has a "pay for performance" compensation program designed to motivate and reward executives for attaining financial and strategic objectives essential to Pemstar's success and continued growth while at the same time allowing Pemstar to attract, retain and motivate high-caliber executives. The Committee's practice is to establish annual company financial performance targets at the outset of each year, and to pay bonuses based on performance against these pre-established targets and goals. Base salaries for Pemstar's executive officers are generally average in comparison to executive officer salaries paid by other electronics manufacturing service providers with comparable total revenues. Through the short term incentive compensation program, Pemstar's executive officers have an opportunity to earn above average compensation as compared to other electronics manufacturing service providers with comparable total revenues. The Committee periodically reviews national and regional compensation surveys to determine and establish competitive levels of compensation.

 Compensation of Executive Officers

   Pemstar's compensation program for its executive officers consists of three basic elements: base salary, short-term incentive compensation and incentive stock option awards.

   Base Salary. Base salaries for Pemstar's executive officers are determined based on company performance and internal job value. Merit increases in base salary are tied to annual performance reviews and are subject to minimum and maximum base salary levels based on comparable compensation for similar executive officer positions at other electronics manufacturing services companies with total revenues comparable to Pemstar's revenues.

   Short-term incentive compensation for executive officers is paid pursuant to a financial performance award program, which is based upon Pemstar's annual financial performance and, in some cases, the annual financial performance of a particular business unit. Performance targets are based on Pemstar's budget as approved annually by the Board of Directors. No short term incentive compensation payments are made unless a minimum return on invested capital is met. Executive officers are required to achieve targets based on Pemstar's net earnings and or the operating earnings of a particular business unit. The maximum compensation opportunity for executive officers under Pemstar's short term incentive compensation program may range from 3% to 25% of base salary.

   In fiscal 2001, the Committee did not pay any short term incentive compensation to executive officers because Pemstar did not achieve its target earnings objectives.

 Incentive Stock Option Awards

   Incentive stock options are granted to executive officers under Pemstar's stock option plans (the "Plans"). The purpose of the Plans is to attract, retain and motivate executives capable of assuring Pemstar's future success by affording them an opportunity to acquire an ownership interest in Pemstar and to align executive officer compensation directly with the creation of shareholder value.

   When making option grant determinations, the Committee considers the recommendation of the Chief Executive Officer, an individual's performance, business unit performance and Pemstar's overall performance. When determining the size of an option grant, the Committee takes into account a number of factors, including individual performance and leadership and the number of options already outstanding or previously granted.

   The Committee's policy is to not grant stock options annually, but to review each individual's performance and option position on an annual basis. All of Pemstar's outstanding stock options were granted at an exercise price equal to the fair market value of Pemstar's common stock on the date of grant. Options granted under the Plans have a term of ten years and generally vest ratably over a three-year period. Executive officers will only benefit from stock options if, at the time the options are exercised, the price of Pemstar's common stock has appreciated over its price on the date of the stock option grant.

   In fiscal 2001, the Committee awarded each executive officer an option to purchase 25,500 shares of common stock.

 Compensation of the Chief Executive Officer

   The Chief Executive Officer's compensation is determined by the Committee in a manner similar to the compensation of the other executive officers.

   Base Salary. Each year the Committee thoroughly reviews competitive market data and compares it to the current base salary of the Chief Executive Officer. The market data is selected from compensation surveys that include data from electronics manufacturing services companies with total revenues comparable to Pemstar's total revenues. In fiscal year 2001, Mr. Berning's base salary was increased by 15.4% over his base salary paid in fiscal year 2000. In reaching its decision to increase Mr. Berning's salary, the Committee considered several factors, including (without assigning any priority among the factors) Pemstar's business growth, implementation of information technology initiatives, continued development of supply chain management and the successful completion of Pemstar's initial public offering of common stock in August 2000.

   Short Term Incentive Compensation. Mr. Berning (and all other executive officers), did not receive any short term incentive compensation in fiscal 2001 because Pemstar did not achieve its target earnings objectives.

   Incentive Stock Option Awards. In fiscal 2001, the Committee awarded Mr. Berning an option to purchase 42,400 shares of Pemstar's common stock. In reaching its decision to award an option to Mr. Berning, the Committee considered, among other things, Pemstar's overall performance, Mr. Berning's leadership of Pemstar and the successful completion of Pemstar's initial public offering of common stock in August 2000.

                                        Thomas A. Burton
                                        Bruce M. Jaffe
                                        Robert R. Murphy
                                        Karl D. Shurson

                                        Members of the Compensation Committee

                           Summary Compensation Table

   The following table sets forth the cash and noncash compensation awarded to or earned by our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal years ended March 31, 2001 and March 31, 2000.

                                      Annual        Long-Term
                                  Compensation(1)  Compensation
                                  -----------------------------
                                                    Securities
                                                    Underlying   All Other
                                   Salary   Bonus  Options/SARs Compensation
Name and Principal Position  Year   ($)      ($)       (#)         ($)(2)
---------------------------  ----  ------   ------------------- ------------
Allen J. Berning............ 2001   200,769      0    42,500       3,825
  Chairman of the Board and  2000   156,346      0   216,000       4,656
  Chief Executive Officer
Steve V. Petracca........... 2001   227,885      0    25,500       5,037
  Executive Vice President-- 2000   182,948      0   210,000       5,192
  Business Development
William B. Leary (3)........ 2001   162,885      0    25,500       2,236
  Executive Vice President-- 2000   126,154      0   135,000       2,360
  Rochester Site Operations
Hargopal (Paul) Singh....... 2001   165,769      0    25,500       2,403
  Executive Vice President-- 2000   126,154      0   135,000       2,360
  International Operations
David L. Sippel (4)......... 2001   162,885      0    25,500       2,316
  Executive Vice President-- 2000   126,154      0   135,000       2,390
  Rochester and Chief
   Technology Officer

--------
(1) With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such named officer.
(2) The reported compensation includes our contributions (excluding employee earnings reduction contributions) under our 401(k).
(3) Mr. Leary resigned his executive position with Pemstar in June 2001 in connection with his planned retirement.
(4) Dr. Sippel resigned his executive positions with Pemstar in May 2001 in connection with his planned retirement.

Options

   The following table sets forth information regarding grants of stock options to each of the executive officers named in the Summary Compensation Table during fiscal 2001. The percentage of total options set forth below is based on an aggregate of 1,188,875 options granted to employees during fiscal 2001. All options were granted at the fair market value of our common stock, as determined by our Board of Directors, on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

                                                                         Potential
                                                                        Realizable
                                                                         Value at
                                                                      Assumed Annual
                                                                       Rate Of Stock
                                                                           Price
                                                                       Appreciation
                                      Individual Grants               For Option Term
                         -------------------------------------------- ---------------
                          Number of
                          Shares of   % of Total
                         Common Stock Granted to
                          Underlying  Employees  Exercise
                           Options    in FY 2001 Price Per Expiration
Name                      Granted(1)     (%)     Share ($)    Date    5% ($)  10% ($)
----                     ------------ ---------- --------- ---------- ------- -------
Allen J. Berning........    42,500       3.58      11.00    7/11/10   294,008 745,075
Steve V. Petracca.......    25,500       2.15      11.00    7/11/10   176,405 447,045
William B. Leary........    25,500       2.15      11.00    7/11/10   176,405 447,045
Hargopal (Paul) Singh...    25,500       2.15      11.00    7/11/10   176,405 447,045
David L. Sippel.........    25,500       2.15      11.00    7/11/10   176,405 447,045

               Option Grants in Fiscal Year Ended March 31, 2001
--------
(1) Options vest in three equal annual installments commencing on the first anniversary of their grant date.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   The table below sets forth the number of shares of common stock acquired upon the exercise of options in the fiscal year ended March 31, 2001 and the value and the number of shares of common stock subject to exercisable and unexercisable options held as of March 31, 2001, by each of the executive officers named in the Summary Compensation Table.

                   Aggregate Option Exercises in Fiscal 2001
                       and Fiscal Year-End Option Values

                                                   Number of Shares      Value of Unexercised In-
                                                Underlying Unexercised     the-Money Options at
                         Number of                Options at Year-End           Year-End(2)
                          Shares      Value    ------------------------- -------------------------
Name                     Acquired  Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     --------- ----------- ----------- ------------- ----------- -------------
Allen J. Berning........  40,000     $42,400     110,000      42,500      $412,500          0
Steve V. Petracca.......       0           0     210,000      25,500       787,500          0
William B. Leary........       0           0     135,000      25,500       506,250          0
Hargopal (Paul) Singh...       0           0           0      25,500             0          0
David L. Sippel.........       0           0     143,100      25,500       536,250          0

--------
(1) Based on an estimated fair market value of $6.06, which is equal to the average of the daily high and low trading prices for our common stock on December 20, 2000.
(2) Based on an estimated fair market value of $8.75, which is equal to the average of the daily high and low trading prices for our common stock on March 31, 2001.

Employment Contracts for Executive Officers

   We currently do not have employment agreements with any of our executive officers, although the terms of our change of control agreements with each executive officer impose limitations on our ability to terminate an executive officer. See "Executive Compensation--Change in Control Arrangements."

Pension and Retirement Plans

   In 1995, we adopted a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Employees become eligible to participate in the 401(k) plan on the first day of the first month after they become employed by us, at which point we classify them as participants. Employees may elect to reduce their current compensation by not less than 1% nor more than 15% of eligible compensation or the statutorily prescribed annual limit, currently $10,500, and have this reduction contributed to the 401(k) plan. Our board of directors may change the minimum and maximum contribution levels, subject to the statutorily prescribed limit. The 401(k) plan permits, but does not require, us to make discretionary matching contributions and discretionary profit sharing contributions to the 401(k) plan on behalf of eligible participants. In 1997, our board approved a discretionary matching contribution of 50% of an employees contributions to the plan, up to a maximum of 3% of an employee's eligible contributions to the plan. All contributions made by and on behalf of participants are subject to a maximum contribution limitation currently equal to the lesser of 25% of their compensation or $30,000 per year. At the direction of each participant, the trustee of the 401(k) plan invests the assets of the 401(k) plan in selected investment options. Contributions by participants or by us to the 401(k) plan and income earned on plan contributions, are generally not taxable to the participants until withdrawn, and contributions by us, if any, are generally deductible by us when made. In fiscal 2001, we made $1,063,324 in matching contributions to the plan on behalf of participants.

Change in Control Arrangements

   We have entered into change in control arrangements with each of our executive officers. These agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes in control and other significant business combinations involving our company by providing these individuals with assurances regarding their compensation and benefits expectations under such circumstances.

   Under these agreements, we agree not to terminate any of these individuals during the six month period prior to a "change in control" involving our company and for the two year period following any change in control. If, during the applicable period, we terminate any individual other than for "cause" or "disability" or the individual terminates his employment for "good reason," the individual is entitled to receive a severance payment from us in the amount of 110% of the individual's annual base salary in effect at the time of termination or immediately prior to the change in control, whichever is earlier. We may pay the severance payment in one lump sum or in twelve consecutive monthly installments.

                         COMPARATIVE STOCK PERFORMANCE

   The following graph compares the cumulative total return to shareholders with the Nasdaq Stock Market (U.S. Companies) index and an index group of peer companies selected by Pemstar for the seven month period beginning August 8, 2000, the date Pemstar's common stock commenced trading, and ending March 31, 2001. The comparison assumes the investment of $100 on August 8, 2000 in each index and that dividends were reinvested when paid. In addition to Pemstar, the companies included in the peer group are ACT Manufacturing, Inc., Benchmark Electronics, Inc., Manufacturers' Services Limited, Plexus Corp., SMTC Corporation and Viasystems Group, Inc., each of which, like Pemstar, is a publicly-traded, mid-size provider of advanced electronics manufacturing services. In calculating the cumulative total shareholder return of the peer group, the shareholder returns of the peer group companies are weighted according to the stock market capitalizations of the companies.


                        [Performance graph appears here]

                                                                 8/8/00  3/31/01
                                                                 ------- -------
      Pemstar Inc............................................... $100.00  82.95
      Peer Group................................................  100.00  35.37
      Nasdaq Stock Market (U.S. Companies)......................  100.00  43.53

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASDAQ stock market. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based upon a review of the forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended March 31, 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Berning failed to file Form 4 in a timely manner and Ms. Feuss and Mr. Lea failed to file Form 3 on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers

   In connection with the purchase of shares of common stock and exercise of options in fiscal 2000, we accepted as payment from executive officers, notes bearing interest at 6.5% per annum and maturing on either June 30, 2000 or March 31, 2002. These notes are secured by a security interest in the shares purchased or issued upon exercise of the options. The executive officers listed below had outstanding notes due and payable during fiscal 2001, in the following amounts, which represent the largest amounts outstanding during our last fiscal year:

                                  90 day Notes

      Name                                                      Principal Amount
      ----                                                      ----------------
      Allen J. Berning.........................................     $ 75,030
      William B. Leary (1).....................................     $ 67,650
      Gary L. Lingbeck (2).....................................     $ 77,650
      Robert R. Murphy.........................................     $ 67,650
      Hargopal (Paul) Singh....................................     $379,200

--------
(1) Mr. Leary resigned his executive position with Pemstar in June 2001 in connection with his planned retirement.
(2) Mr. Lingbeck resigned his executive position with Pemstar in March 2001 in connection with his planned retirement.

   All of these notes in the table were repaid in full on June 30, 2000.

   The executive officers listed below have outstanding notes due and payable on March 31, 2002, in the following amounts, which represents the original principal balance and the largest amounts outstanding during our last fiscal year:

                                  2 year Notes

      Name                                                      Principal Amount
      ----                                                      ----------------
      Allen J. Berning.........................................     $375,000
      William J. Kullback (1)..................................     $225,000
      Steve V. Petracca........................................     $450,000
      Hargopal (Paul) Singh....................................     $375,000

--------
(1) Note matures March 14, 2002.

   In addition, in fiscal 2001, Allen J. Berning executed an additional promissory note in the face amount of $200,000 in connection with Mr. Berning's exercise of an option to purchase 40,000 shares of common stock. This note bears interest at 6.01% per annum and matures on December 20, 2002. This note is secured by a security interest in the shares purchased or issued upon exercise of the options.

Financing Transactions

   In fiscal 2000, we sold 1,000,000 shares of Series B preferred stock convertible into 3,000,000 shares of common stock for an aggregate purchase price of $18.0 million, or $18.00 per share, to affiliates of Lehman Brothers Inc. These shares of preferred stock were converted into shares of common stock in August 2000 in connection with our initial public offering of common stock. Lehman Brothers Inc. is the beneficial owner of more than 5% of our outstanding shares of common stock. See "Security Ownership of Certain Beneficial Owners and Management" for information relating to the beneficial ownership of shares and identification of affiliates of Lehman Brothers Inc.

Investment Banking Services

   Lehman Brothers Inc. served as an underwriter for our initial public offering of common stock in August 2000 and our subsequent public offering of common stock in June 2001. In connection with these transactions, Lehman Brothers Inc. received customary fees, underwriting discounts and commissions.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as our independent auditors beginning with the fiscal year ended March 31, 2000. The Board of Directors has again appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending March 31, 2002. While it is not required to do so, the Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

   McGladrey & Pullen, LLP, served as our independent auditors for the fiscal year ended March 31, 1999. On February 11, 2000, upon the recommendation of the audit committee, the board of directors engaged Ernst &
Young LLP to audit our consolidated financial statements for the year ended March 31, 2000. There were no disagreements between us and our prior accountants, McGladrey & Pullen, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure up to and including February 11, 2000. The audit opinion of McGladrey & Pullen, LLP for the fiscal year March 31, 1999 did not contain an adverse option or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. The Audit Committee is composed of the following non-employee directors: Bruce M. Jaffe, Chair, Thomas A. Burton and Gregory S. Lea. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the appointment of the Company's independent accountants.

   Management is responsible for Pemstar's internal controls and the financial reporting process. Pemstar's independent accountants are responsible for performing an independent audit of Pemstar's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Pemstar's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Pemstar's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   Pemstar's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Pemstar's annual report on Form 10-K for the fiscal year ended March 31, 2001 filed with the Securities and Exchange Commission.

                                        Thomas A. Burton
                                        Bruce M. Jaffe
                                        Gregory S. Lea

                                        Members of the Audit Committee

                                   AUDIT FEES

   Audit fees billed or expected to be billed to the Company by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended March 31, 2001 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $317,875.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   There were no services provided by Ernst & Young LLP for the design and implementation of financial information systems during the last fiscal year.

                                 ALL OTHER FEES

   Fees billed or expected to be billed to the Company by Ernst & Young LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $880,222.

                            SOLICITATION OF PROXIES

   All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company's Common Stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company who will receive no extra compensation for their services, may solicit such proxies by telephone, telegraph, facsimile transmission or in person.

                                 OTHER MATTERS

   The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

   Any shareholder proposals to be presented at the Company's Annual Meeting to be held in 2002 must be received at the principal executive offices of the Company, 3535 Technology Drive N.W., Rochester, MN 55901 by the close of business on February 24, 2002.

                                          /s/ Linda U. Feuss
                                          Linda U. Feuss
                                          Secretary

June 25, 2001

                                                                      APPENDIX A

                                  PEMSTAR INC.

                            Audit Committee Charter
                                 June 14, 2000

I. Purpose.

   The Audit Committee (the "Audit Committee") is a committee appointed by the Board of Directors (the "Board") of Pemstar Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities and (i) monitor the integrity of the Company's financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company's outside auditors and internal auditing department; and (iii) provide a means of communications among the outside auditors, financial and senior management, the internal auditing department and the Board.

II. Composition and Membership Requirements.

   The Audit Committee shall have at least three (3) members, each of whom shall be independent directors of the Company, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Members of the Audit Committee shall be elected by the Board on an annual basis.

   All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one (1) member of the Audit Committee shall have current or past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background (such as a chief executive officer, chief financial officer or other senior management officer with financial oversight responsibilities). Members of the Audit Committee shall appoint one of its members to act as a Chairperson.

III. Meetings.

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. To facilitate open communication, the Audit Committee shall meet at least once annually with management, the director of the Company's internal auditing department and the outside auditors in separate meetings to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall also meet with the outside auditors and management on a quarterly basis to review the Company's financial information consistent with the requirements of
Section IV below.

IV. Responsibilities.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, determine that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles or assure the operating effectiveness of internal controls or accounting systems. These matters are the responsibility of management, the outside auditors and other professional experts. Also, it is not the duty of the Audit Committee to conduct investigations, resolve disagreements, if any, between management and the outside auditors or assure compliance with laws, regulations or the Company's legal and ethical standards.

   In order to accomplish its objectives, the Audit Committee will do the following:

  A. review and discuss the Company's audited financial statements with management;

  B. discuss with the outside auditors matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented;

  C. ensure that the Audit Committee receives the written disclosures and the letter from the outside auditors required by Independence Standards Board Standard No. 1, as the same may be modified or supplemented, including written statements delineating all relationships between the outside auditors and the Company and review with the Company and the outside auditors the outside auditors' independence;

  D. review with the outside auditors any disclosed relationships or services that may affect the objectivity and independence of the outside auditors and make recommendations to the Board with respect to appropriate action to ensure the independence of the outside auditors;

  E. review the performance and recommend the engagement or replacement of the outside auditors;

  F.  at least annually, review and assess the adequacy of this charter;

  G. make a recommendation to the Board whether the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K;

  H. review and approve an Audit Committee Report in compliance with Item 306 of Regulation S-K, as the same may be modified or supplemented;

  I. make and file such reports or statements, perform such functions and take such further actions as may be required by law or rules promulgated by the Securities and Exchange Commission, the Nasdaq National Market or the rules of any exchange on which the Company's securities are listed for trading and the Company's articles of incorporation and bylaws.

   To the extent not covered by the foregoing, in order further to accomplish its objectives, in consultation with management, legal counsel, the internal audit department and the Company's outside auditors, as the Audit Committee determines to be desirable, the Audit Committee may, but is not required to, engage in any or all of the following activities to the extent it deems necessary or appropriate:

  1. concur in arrangements with the Company's outside auditors, including compensation;

  2. approve the audit scope and plan of the internal audit department and outside auditors;

  3. concur in the appointment and replacement of the director of internal audit department;

  4. consider the adequacy of internal controls, including computerized information system controls and security and review the findings and recommendations of the internal audit department and outside auditors with respect thereto and management's responses;

  5.  at the completion of the annual examination, review:

    a.  the Company's annual financial statements and related footnotes,

    b. the outside auditors' audit of the financial statements and report thereon,

    c. complex and/or unusual transactions such as restructuring charges and those involving significant judgment,

    d. management's handling of proposed audit adjustments by the outside auditors, and

    e. significant changes in the outside auditors' audit plan, serious disagreements with management or difficulties encountered in the course of the audit work, and other matters related to the audit which are customarily communicated to the Audit Committee under generally accepted auditing standards;

  6. consider with the director of internal audit and review with management as determined necessary:

    a.  recommendations of the Company's internal audit department,

    b. significant findings by the internal audit department during the year and management's responses,

    c. difficulties and limitations encountered in the course of audit activities,

    d. changes in the audit scope or plan of the internal audit department,

    e.  internal audit department staffing and budget, and

    f. compliance by the internal audit department with applicable professional standards;

  7. review the implementation of the recommendations of the outside auditors and internal audit department by aging analysis and other means;

  8. review with management and the outside auditors the Company's quarterly financial statements and reports of the outside auditors associated with such financial statements prior to the release of quarterly reports on Form 10-Q or otherwise; and

  9. discuss with the outside auditors whether Section 10A of the Private Securities Litigation Reform Act of 1995 has been implicated;

  10. consider legal and regulatory matters and major financial risk exposures that may have a material impact on financial statements and/or related Company compliance programs;

  11. have direct access to the internal audit department, management and the outside auditors and have meetings with these parties whenever deemed necessary;

  12.  discuss non-audit services provided by the Company's outside auditors;
       and

  13.  perform other functions that may be delegated by the Board.

   The scope of authority delegated herein to the Audit Committee shall include the power to conduct or authorize investigation into any matters within the Audit Committee's general scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants and others to assist it in the conduct of any such investigation or otherwise in activities within its general scope.

   Notwithstanding any of the foregoing responsibilities of the Audit Committee, the outside auditors shall be ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders. The Board, upon recommendation of the Audit Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors (or to nominate the outside auditors be proposed for shareholder approval in any proxy statement).

                                  PEMSTAR INC.
                           3535 Technology Drive N.W.
                               Rochester MN 55901

                         Annual Meeting of Shareholders
                                  July 26, 2001
                                  4:00 p.m. CDT



--------------------------------------------------------------------------------



                                  PEMSTAR INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 25, 2001, revoking all prior proxies, hereby appoints Allen J. Berning and William J. Kullback, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pemstar Inc. (the "Company") to be held on July 26, 2001, at 4:00 p.m. Central Standard Time, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director named in item 1, FOR item 2 and in the discretion of the named proxies on all other matters.

            (continued and to be dated and signed on the other side)

                         \|/  Please detach here  \|/
--------------------------------------------------------------------------------

1. PROPOSAL TO ELECT  [_] FOR all nominees     [_] WITHHOLD AUTHORITY to vote
   THREE CLASS I          listed below             for all nominees listed below
   DIRECTORS              (Except as marked
                          to the contrary below)


Nominees: 01. Robert D. Ahmann, 02. Bruce M. Jaffe,
          03. Karl D. Shurson.

Instruction: To withhold authority to vote for any   ---------------------------
individual nominee, write the number(s) of the       |                         |
nominee(s) in the box provided to the right.         ---------------------------


2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                   [_]  For   [_]  Against   [_]  Abstain

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Address Change? Mark Box [_] Indicate changes below.


                                        Dated: _________________________________

                                        ---------------------------------------
                                        |                                     |
                                        ---------------------------------------
                                        Signature(s) in Box
                                        Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.